                            GUARANTY FEE AGREEMENT


     This Guaranty Fee Agreement ( the "Agreement"), dated as of September 15, 1999, is by and between Friedman's Inc., a Delaware corporation ("Friedman's") and Crescent Jewelers Inc., a Delaware corporation and its wholly-owned subsidiary, Crescent Jewelers, a California corporation (collectively, "Crescent").

     WHEREAS, to induce Friedman's to enter into that certain Guaranty Agreement dated as of September 15, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") in favor of Bank of America, N.A., as administrative agent for the Lenders under that certain Credit Agreement dated as of September 15, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Crescent Credit Agreement"), among Crescent, the Lenders named therein and Bank of America, N.A., as administrative agent, Crescent has agreed to compensate Friedman's pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:


1.   Definitions.
     -----------

     Except as otherwise indicated, all terms used herein and not otherwise defined shall have the meaning ascribed to them in the Crescent Credit Agreement.


2.   Guaranty Fee.
     ------------

     (a) On the Closing Date, Crescent agrees to execute and deliver to Friedman's a Warrant Agreement substantially in the form attached as Exhibit A hereto.

     (b) Crescent agrees to pay to Friedman's a fee equal to 2% per annum of the average amount of the Guaranteed Obligations (as defined in the Guaranty) during the preceding fiscal quarter (the "Guaranty Fee"). The Guaranty Fee will be payable in arrears on the 15th calendar day after the end of each fiscal quarter. The calculation of the Guaranty Fee will be made by the Chief Financial Officer of Crescent and certified to Friedman's in writing within 10 calendar days after the end of each fiscal quarter. In the event the Guaranty Fee is not paid when due, interest shall accrue on the unpaid fee commencing as of the end of the fiscal quarter at the Base Rate plus 2%.

     (c) Amounts owing under this Agreement are expressly made subordinate and junior in right of payment to the prior payment in full in cash and cash equivalents of all loans, obligations and other amounts owing under the Crescent Credit Agreement and the other Credit Documents relating thereto (collectively, the "Senior
                                                            ------
Obligations"), and termination of commitments thereunder, in the manner provided
-----------
therein; provided that
         --------

          (i) prior to (A) the occurrence of a Bankruptcy Event, or (B) notice from the Administrative Agent of the occurrence of an Event of Default under the Crescent Credit Agreement, Crescent may make payment, and Friedman's may receive, the Guaranty Fee and other amounts owing hereunder, and

          (ii) thereafter, unless the Bankruptcy Event shall have been dismissed or the Event of Default shall have been remedied or waived, as appropriate,

               (A) no payment shall be made, direct or indirect, of the Guaranty Fee or other amounts owing hereunder or otherwise in respect hereof, nor shall Friedman's exercise any remedies hereunder or in respect of any collateral interests in respect of amounts owing hereunder;

               (B) any payment or other amounts payable on or in respect of this Agreement shall be paid directly to the Administrative Agent for application to the Senior Obligations, and

               (C) if, notwithstanding the foregoing provisions, Friedman's shall receive payment on or in respect of this Agreement in contravention of the provisions hereof, such amounts shall be received and held in trust for the benefit of the holders of the Senior Obligations and will be promptly paid over to the Administrative Agent for the Senior Obligations, until the Senior Obligations have been paid in full in cash or cash equivalents.


3.  Term.
    ----

    This Agreement shall remain in full force and effect until the Guaranty is terminated.


4.  Legal Opinion.
    -------------

    On the Closing Date, counsel to Crescent shall deliver a legal opinion in form and scope satisfactory to counsel for Friedman's with regard to the organization, existence and capitalization of Crescent Jewelers Inc. and each of its Subsidiaries and the enforceability of this Agreement and the Warrant Agreement.

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

5.   Miscellaneous.
     -------------

    (a) All communications under this Agreement shall be in writing and shall be delivered or mailed to the address set forth below, or at such other address as shall have furnished in writing after the date hereof.

        If to Crescent:

          Crescent Jewelers
          315 11th Street
          Oakland, California 94607
          Attn: Joe Donaghy, Chief Financial Officer

        If to Friedman's

          Friedman's Inc.
          4 West State Street
          Savannah, Georgia 31401
          Attn:  Victor M. Suglia, Chief Financial Officer

        Any written communication so addressed and mailed by certified mail, return receipt requested, shall be deemed to have been given when so mailed.
All other written communications shall be deemed to have been given upon receipt thereof.

    (b) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

    (c) This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

    (d) This Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, only with the written consent of Friedman's and Crescent.

    (e) This Agreement may be executed and delivered simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                           [Signatures On Next Page]

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    IN WITNESS WHEROF, the undersigned have caused their names to be signed hereto by the respective officers thereunto duly authorized as of the day and year first above written.


                                    CRESCENT JEWELERS INC.

                                    /s/ Joseph M. Donaghy
                                    ----------------------------------
                                    Name:  Joseph M. Donaghy
                                           ---------------------------
                                    Title: Senior Vice President
                                           ---------------------------
                                           and Chief Financial Officer

                                    CRESCENT JEWELERS

                                    /s/ Joseph M. Donaghy
                                        ------------------------------
                                    Name:  Joseph M. Donaghy
                                           ---------------------------
                                    Title: Chief Financial Officer
                                           ---------------------------

                                    FRIEDMAN'S INC.

                                    /s/ Victor M. Suglia
                                    ----------------------------------
                                    Name:  Victor M. Suglia
                                           ---------------------------
                                    Title: Senior Vice President
                                           ---------------------------
                                           Chief Financial Officer,
                                           Treasurer and Secretary


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